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                                                                    Exhibit 3.11


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          TOPEKA TELEVISION CORPORATION
                                 (June 19, 2001)


                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation. Any or all the signatures on the certificate may be a facsimile. In the event any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Missouri General and Business Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         Section 2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the
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corporation in the event of liquidation, but scrip or warrants shall not so entitle the holder thereof, unless otherwise provided therein. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         Section 3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Section 4. RECORD DATE FOR STOCKHOLDERS, In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjournment meeting.

         Section 5. RECORD DATE FOR CONSENT ACTION. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Missouri General and Business Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Missouri General and Business Corporation Law, the record date for determining stockholders entitled to consent to corporate actions in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.


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         Section 6. RECORD DATE FOR DISTRIBUTIONS, ETC, In order that the corporation may determine any distribution or the allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 7. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock, and said holders of record of outstanding shares of stock of any class upon which or upon whom the shares of stock or upon which or upon whom the Missouri General and Business Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

         Section 8. STOCKHOLDER MEETINGS.

         (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Missouri, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Missouri.

         (c) CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or


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other municipality or community at which any requisite list of stockholders of the corporation may be examined. The notice of any annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statement, information, or documents prescribed by the Missouri General and Business Corporation Law. Except as otherwise provided by the Missouri General and Business Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after the adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         (e) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary or Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

         (f) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent in writing without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.


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         (g) INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

         (h) QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         (i) VOTING. Except as provided in subsection (j) or as otherwise provided by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to such number of votes as is specified, in respect of the class or series of capital stock held by such stockholder, in the corporation's Articles of Incorporation. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or his attorney thereto authorized and delivered to the Secretary of the meeting. Except as otherwise required by law or the Articles of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the voting power of all classes of stock of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect.

         (j) VOTING OF SHARES BY ALIENS. No more than twenty percent of the outstanding shares of stock of the corporation entitled to vote on any matter submitted to stockholders (including the election of directors) shall be voted, directly or indirectly, by or for the account of all aliens as a group. All references herein to "alien" shall include the representatives, associates and affiliates of such alien. The term "alien", "representative", "associate", and "affiliate" shall be defined as set forth in Subdivision (J) to Article FOURTH of the Restated Certificate of Incorporation of Lee Enterprises, Incorporated, sole stockholder of the Corporation.


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         (k) LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         (1) WRITTEN ACTION. Any action required by the Missouri General and Business Corporation Law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of shares of stock entitled to vote thereon.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

         Section 2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Missouri. The number of directors constituting the whole board of directors shall be one (1). The number of directors may be increased or decreased (but not below one (1)) by action of the stockholders or of the directors.

         Section 3. ELECTION AND TERM. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of directors, vacancies on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum.


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         Section 4. MEETINGS.

         (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         (b) PLACE. Meetings shall be held at such place within or without the State of Missouri as shall be fixed by the Board.

         (c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

         (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any directors or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business to be transacted at, or the purpose of, any regular or special meeting.

         (e) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Missouri General and Business Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Missouri General and Business Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         (f) CHAIRMAN OF THE MEETING. The President, if present and acting, or any other director chosen by the Board, shall preside.

         (g) REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders.

         (h) COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at


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any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section
351.330 of the Missouri General and Business Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         (i) INFORMAL ACTION. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all directors or members of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 5. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS.

         (a) Each officer, director, employee and agent of the corporation and each person serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified (including payment of expenses in advance) by the corporation to the full extent from time to time provided or authorized by the Missouri General and Business Corporation Law. This right of indemnification shall not be exclusive of other indemnification rights to which any such person may be entitled under contract, by-law, vote of stockholders or disinterested directors, policy of insurance or otherwise. The subsequent provisions of this By-Law shall not limit or otherwise modify the foregoing provision.

                   (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its


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equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         (d) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (e) Any indemnification under subsections (b) and (c) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (f) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (g) The indemnification and advance of expenses provided by or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other


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rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation shall have authority to enter into indemnification agreements with its officers and directors, the terms of which shall be approved by the Board of Directors.

         (h) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section. References to "actions" or "proceedings" shall include administrative or investigative inquiries as well as suits at law or in equity.

         (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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                                   ARTICLE III

                                    OFFICERS

         Section 1. DESIGNATION. The corporation shall have such officers with such titles and duties as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-Laws as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the provisions of Section 351.295 and 351.360 of the Missouri General and Business Corporation Law, and amendments thereto. One of the officers shall have the duty to record proceedings of the stockholders and the directors of the corporation in a book to be kept for that purpose. Each officer shall hold the office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.

         Section 2. QUALIFICATIONS. Except as may otherwise be provided in the resolution or instrument choosing him, no officer need be a director.

         Any number of offices may be held by the same person, as the directors may determine.

         Section 3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

         Any officer may be removed, with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him.

         Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

         Section 4. CHOOSING OFFICERS. The Board of Directors shall choose the President, the Secretary, the Treasurer, Vice Presidents, if any, and such other assistant officers as may be designated by them, and may confer upon any executive officer or officers authority to choose junior or subordinate officers.

         Section 5. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in these By-Laws and in the resolutions of the Board of Directors or the instruments designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.


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
         (a) PRESIDENT. The President shall be chief executive officer of the corporation, shall preside at all meetings of the Board of Directors, and shall have general supervision of the business, affairs and property of the corporation and over its several officers, subject to the control of the Board of Directors. He shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall make recommendations to the Board of Directors with respect to corporate policies and other matters of importance which he believes should be submitted for Board consideration. He shall have all the powers usually vested in the office of a general manager and chief executive officer of a corporation. He shall have power to execute contracts and other documents on behalf of the corporation, under seal or otherwise.

         (b) VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned to him by the President or the Board of Directors.

         (c) SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the President or the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized to do so, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         (d) TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-Laws; and, in general, perform all of the duties incident to the office of Treasurer and such other duties as shall from time to time be assigned to him by the President or the Board of Directors.

         (e) ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them by the President or the Board of Directors.

         Section 6. RESOLUTIONS AND INSTRUMENTS - EFFECT. The Secretary of the corporation shall keep, or cause to be kept, with the ByLaws of the corporation a copy of every resolution or instrument designating and choosing officers and prescribing their qualifications, tenure, authority, duties, compensation, and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these Bylaws.


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
                                   ARTICLE IV

                       BANK ACCOUNTS, CHECKS, LOANS, ETC,

         Section 1. BANK ACCOUNTS AND CHECKS. Such officers or agents of the corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors; and such officers or agents as from time to time shall be designated by the Board of Directors shall have authority to withdraw from time to time any or all of the funds of the corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors, regardless of whether the same are payable to the order of any officer or agent signing the same, until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company. The officers of the corporation or any of them shall from time to time certify to the banks or trust companies in which funds of the corporation are deposited, the signatures of the officers or agents of the corporation so authorized to draw against the same, and such signatures may include the signature of such certifying officer or officers.

         Section 2. LOANS. Such officers or agents of the corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the corporation from such banks or trust companies as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills receivable and other commercial paper and evidences of debt, at any time held by the corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or other written obligations of the corporation on such terms, and with such provisions as to the securities including the sale or disposition thereof, as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks or trust companies any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the corporation, and to that end to endorse, transfer and deliver the same. The officers of the corporation or any of them shall from time to time certify the signatures of the officers or agents so authorized, which may include the signature of such certifying officer or officers, to each bank or trust company so designated by the Board of Directors; and each such bank or trust company is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company.


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
                                    ARTICLE V

                                 CORPORATE SEAL

         The corporate seal shall be in such a form as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII

                                   AMENDMENTS

         The By-Laws of the corporation shall be subject to alteration, amendment or repeal and new By-Laws not inconsistent with any provision of the Articles of Incorporation or statute may be made, either by the affirmative vote of the holders of record of stock representing a majority of the voting power of all classes of stock of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal to so make, alter, amend or repeal such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be. By-Laws made, altered or amended by the Board may be altered, amended or repealed by the stockholders at any annual or special meeting thereof.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of Topeka Television Corporation, a Missouri corporation, as in effect on the date hereof.

Dated:  As of June 19, 2001


                                          TOPEKA TELEVISION CORPORATION


                                          BY:   /s/ David L. Wills
                                              ----------------------------------
                                          Its   Assistant Secretary
                                              ----------------------------------


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